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                                                                  Exhibit 23(b)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Value City Department Stores, Inc. on Form S-3 of our report dated April 30, 2001, appearing in the Annual Report on Form 10-K of Value City Department Stores, Inc. for the year ended February 3, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Columbus, Ohio
May 16, 2001